Exhibit 10.4

EXECUTION COPY

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) dated May 31, 2007 is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of MERRILL LYNCH CAPITAL, a division of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, UHS MERGER SUB, INC., a Delaware corporation, UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation, UHS HOLDCO, INC., a Delaware corporation, have entered into a Credit Agreement dated as of May 31, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders party thereto and MERRILL LYNCH CAPITAL, a division of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as administrative agent.

WHEREAS, as a condition precedent to (i) the making of the Loans, (ii) the issuance of Letters of Credit by the Lenders under the Credit Agreement, and (iii) the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated as of May 31, 2007 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks constituting Material Intellectual Property Collateral of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i)            each Trademark constituting Material Intellectual Property Collateral owned by the Grantor (including, without limitation, each Trademark registration and application therefor, referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of or symbolized by, each Trademark);

(ii)           all registrations and applications for registration for any of the foregoing, together with all renewals thereof;

(iii)          all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(iv)          any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, all proceeds and damages relating thereto.

Notwithstanding the foregoing, no security interest shall be granted in any United States intent-to-use applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under federal law.

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Trademark Security Agreement.

Section 3. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms. In the event of a conflict between any provision of this Trademark Security Agreement and any provision of the Security Agreement, the Security Agreement shall govern.

Section 5. Governing Law. This Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UHS MERGER SUB, INC.

By:	/s/ Robert Juneja
Name: Robert Juneja
Title: President

UNIVERSAL HOSPITAL SERVICES, INC., after giving effect to the Acquisition
By:	/s/ Rex T. Clevenger
Name: Rex T. Clevenger
Title: CFO & Executive Vice President

UHS HOLDCO, INC.

By:	/s/ Rex T. Clevenger
Name: Rex T. Clevenger
Title: CFO & Executive Vice President